Exhibit 10.1

SUBSCRIPTION AND SHAREHOLDERS’ AGREEMENT
relating to the business
of ACL FOOTJOY PTE. LTD

dated 6 January 2026
by
ACUSHNET CAYMAN LIMITED
Shareholder
and
MYRE OVERSEAS CORP.
Shareholder
and
ACL FOOTJOY PTE. LTD.
Company

Table of contents
1.    Interpretation    1
2.    Subscription for shares    6
3.    Completion    6
4.    Business    8
5.    Management and the Board    9
6.    Shareholding meetings    12
7.    Information and access    13
8.    Financing    13
9.    Distribution policy    14
10.    Issue of shares    14
11.    Transfers of shares    14
12.    Events of default    15
13.    Restrictive covenants    16
14.    Warranties    17
15.    Term and termination    17
16.    Confidentiality and announcements    18
17.    Conflict with the Constitution    19
18.    Remedies    19
19.    No partnership or agency    20
20.    Continuing effect    20
21.    Further assurances    20
22.    Variation, waiver and consent    20
23.    Entire agreement    20
24.    Notices    21
25.    Costs    22
26.    Third party rights    22
27.    Severability    22
28.    Assignment    22
29.    Counterparts    23
30.    Governing law and dispute resolution    23
31.    Force majeure    23

i

Schedule 1
Reserved Matters
Schedule 2
Deed of Adherence

Schedule 3
Management Financial Information

ii

This Subscription and Shareholders' Agreement (this "Agreement") is dated 6 January 2026.
Between
(1)Acushnet Cayman Limited (Company Registration No. 59590), an exempted company incorporated under the laws of the Cayman Islands, and having its registered address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104 ("Acushnet");
(2)Myre Overseas Corp. (Company Registration No. 48707), a company incorporated under the laws of the Territory of The British Virgin Islands and having its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, ("Myre"); and
(3)ACL FootJoy Pte. Ltd. (Company Registration No. 202503872D), a limited company incorporated under the laws of Singapore and having its registered address at 38 Beach Road, #23-11, South Beach Tower, Singapore 189767 (the "Company").
Recitals
A.Acushnet is a wholly-owned subsidiary of Acushnet Company, a Delaware corporation ("Acushnet Company"), and Acushnet Company is a wholly-owned subsidiary of Acushnet Holdings Corp., a Delaware corporation ("Acushnet Holdings" and, together with its consolidated subsidiaries, the "Acushnet Group").
B.Acushnet Company and its subsidiaries are engaged in the design, development manufacture and sale of footwear products in the worldwide market, and Myre and its Affiliates (collectively, the "Myre Group") are manufacturers of footwear products with expertise in footwear production.
C.The Company is a private company limited by shares incorporated on January 24, 2025. At the date of this Agreement, the Company has an issued and paid-up share capital of USD 1.00 represented by one (1) share which is held by Acushnet, and the Company has not conducted any business or traded.
D.Acushnet and Myre have agreed to enter into a joint venture and subscribe for shares in the capital of the Company on the terms set out in this Agreement, with the primary purpose of sourcing of raw materials for, and contracting for the manufacture and production of, footwear in Vietnam under trademarks and brand names owned by Acushnet Company.
E.This Agreement sets out the basis on which the Shareholders have agreed to govern the future affairs and regulate the operations of the Company.
It is agreed as follows:
1.Interpretation
1.1Defined terms
In this Agreement, the following words, expressions and abbreviations shall have the following meanings (except where the context otherwise requires):
"Acushnet Directors" has the meaning given to it in Clause 5.2(b);
"Acushnet Subscription Price" has the meaning given to it in Clause 2.1(a);
"Acushnet Subscription Shares" has the meaning given to it in Clause 2.1(a);
"Affiliate" means, in respect of a person, any other person:

1

(a)who or which Controls such first person;
(b)who or which is Controlled by such first person; or
(c)with whom or which such first person is under the common Control of another person, provided that in respect of any person who is an individual, "Affiliate" shall also include (i) his Connected Persons and any person which is Controlled by any of his Connected Persons; and (ii) any person acting in the capacity of trustee of a trust of which that individual is a settlor or beneficiary;
"Board" means the board of directors of the Company from time to time;
"Business" means (i) sourcing of raw materials and component parts for the Products, (ii) contracting for the manufacture of the Products in third party or related party factories (including the Footwear Factories), (iii) enhancing supply chain operations with respect to the Products, (iv) purchasing of the Products from manufacturing partners for re-sale to affiliates and distributors and (v) related business activities;
"Business Day" means a day (excluding Saturdays, Sundays and public holidays) on which banks generally are open in Singapore and Vietnam for the transaction of normal banking business;
“Companies Act” means the Companies Act 1967 of Singapore and any statutory modification or re-enactment thereof;
"Completion" means completion of the matters set out in Clause 3.1;
"Completion Date" means the date upon which Completion takes place;
"Confidential Information" means:
(a)the subject matter or provisions of, or transactions or matters contemplated by, or negotiations leading to, this Agreement;
(b)any information relating to the Business and the assets or affairs of the Group (including all Know How, trade secrets and other information of a confidential nature); and
(c)any information that, in consequence of the negotiations relating to this Agreement or of being involved in the Business in any manner whatsoever (including as a shareholder of the Company) or performing or exercising its rights and obligations under this Agreement, any party may have acquired (whether before or after the date of this Agreement) with respect to the business, assets or affairs of any other party;
"Connected Person" means, in respect of an individual, his:
(a)spouse;
(b)children, parents and siblings (including adopted and step-children, step-parents and step-siblings); and
(c)daughters in-law, sons in-law, parents in-laws and siblings in-laws;
"Constitution" means the new constitution of the Company in the agreed form, to be adopted at Completion, and, once adopted, that constitution as amended from time to time;
"Control" means:

2

(a)in respect of a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person;
(b)in respect of any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, and "Controlled" and "Controlling" shall be construed accordingly;
"Deed of Adherence" means a deed substantially in the form attached in Schedule 2 or in such other form as may be approved by the Board;
"Defaulting Shareholder" has the meaning given to it in Clause 12.1;
"Director" means a director of the Company;
"Encumbrance" means any mortgage, charge, pledge, lien, restriction, assignment, power of sale, hypothecation, security interest, title retention, trust arrangement, subordination arrangement, contractual right of set-off or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement or obligation to create any of the same;
"Event of Default" has the meaning given to it in Clause 12.1;
"Fiscal Year" means each twelve-month period commencing on January 1 and ending on December 31 of each year;
"Footwear Factories" means the factories in Vietnam which are owned and/or Controlled by the Myre Group and where the Products are manufactured;
"Group" means the Company and its subsidiaries taken as a whole, and "Group Company" means any one of them;
"Insolvency Event" means, in relation to a person, any of the following events occurring:
(a)the passing of a resolution, the convening of a meeting, a court making an order or the making of an application (other than any application which is of a frivolous or vexatious nature that is discharged, stayed or dismissed within fourteen (14) days of its commencement) for the winding-up, bankruptcy, dissolution, liquidation, administration, judicial management, reorganisation or rehabilitation of such person, or a liquidator, administrator, judicial manager or equivalent is appointed to such person;
(b)any distress, execution, sequestration or other similar process being levied or enforced upon property of such person which is not discharged within seven (7) days after the date it was levied or enforced or an encumbrancer taking possession of, or an administrator, administrative receiver, receiver, trustee, manager or liquidator being appointed over, the whole or any substantial part of such person's undertaking, property or assets or those of its holding company;
(c)such person assigning its assets for the benefit of its creditors or entering into any composition or arrangement with its creditors generally or any arrangement being ordered or declared whereby its affairs and/or its assets are submitted to the control of, or are protected from, its creditors, including pursuant to any moratorium;

3

(d)such person is generally not, or becomes unable to, or admits in writing its inability to, pay its debts generally as they become due; or
(e)any event analogous to any of the foregoing occurs in relation to such person or its assets in any jurisdiction;
"Know How" means all know how, expertise, technical or other information including all related ideas, concepts, methods, inventions, discoveries, improvements, modifications, data, formulae, algorithms, processes, methods, techniques, specifications, recipes, drawings, designs, moulds, prospect lists, customer lists, supplier lists, sales and customer information, projections, analyses and market studies;
"Losses" includes, in respect of any matter, event or circumstance, all demands, claims, actions, proceedings, damages, payments, fines, penalties, losses, costs (including legal costs), expenses (including taxation), disbursements and other liabilities in any case of any nature whatsoever;
"Myre Directors" has the meaning given to it in Clause 5.2(c);
"Myre Subscription Price" has the meaning given to it in Clause 2.1(b);
"Myre Subscription Shares" has the meaning given to it in Clause 2.1(b);
"Non-Defaulting Shareholder" has the meaning given to it in Clause 12.2(a);
"Products" means footwear produced under trademarks and brand names owned by Acushnet Company;
"Reserved Matters" has the meaning given to it in Clause 6.3;
"Shareholder" means Acushnet and Myre and/or any person to whom Shares are transferred or issued in accordance with this Agreement from time to time and "Shareholders" shall be construed accordingly;
"Shareholding Percentage" means, in relation to any Shareholder and at any time, the total number of issued Shares registered in the name of that Shareholder in the electronic register of members of the Company at that time expressed as a percentage of all the issued Shares as at that time;
"Shares" means ordinary shares in the capital of the Company;
"Subscription Shares" has the meaning given to it in Clause 2.1; and
"Surviving Provisions" means those clauses and paragraphs that are expressed to survive termination of this Agreement, or which from their nature or context it is contemplates that they are to survive termination, including Clauses 1 (Interpretation), 16 (Confidentiality and announcements), 18 (Remedies), 23 (Entire agreement), 26 (Third party rights), 27 (Severability) and 30 (Governing law and dispute resolution).
1.2Statutory provisions
All references to statutes, statutory provisions or enactments shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision or enactment of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of any party to another under this Agreement.

4

1.3Holding company and subsidiary
The terms "holding company" and "subsidiary" shall have the meaning as defined in the Companies Act.
1.4Recitals, clauses, Schedules, etc.
References to this Agreement include the Recitals and Schedules which form part of this Agreement for all purposes. References in this Agreement to the "Recitals", "Schedules" and "Clauses" are references respectively to the recitals and schedules to and clauses of this Agreement.
1.5Parties
References in this Agreement to a "party" is to a party to this Agreement and includes a reference to that party's legal personal representatives, successors, transferees and permitted assigns.
1.6Headings
Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.
1.7Meaning of references
Save where specifically required or indicated otherwise:
(a)words importing one gender (including the neuter gender) shall be treated as importing any gender (including the neuter gender), words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;
(b)references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;
(c)references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;
(d)references to any Singapore statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than Singapore be deemed to include that which most nearly approximates in that jurisdiction to the Singapore statutory provision or legal term or other legal concept, state of affairs or thing;
(e)any reference to "writing" or "written" includes any method of reproducing words or text in a legible and non-transitory form and, for the avoidance of doubt, shall include e-mail;
(f)references to "USD" are to the lawful currency of the United States of America as at the date of this Agreement; and

5

(g)references to times of the day are to that time in Singapore and references to a day are to a period of 24 hours running from midnight.
2.Subscription for shares
2.1Subscription
Subject to the terms and conditions of this Agreement:
(a)Acushnet agrees to subscribe for, and the Company agrees to issue and allot to Acushnet, fully paid and free from any Encumbrances, 1,999 ordinary Shares (the "Acushnet Subscription Shares") on Completion in consideration of a subscription price of USD 1,999 (the "Acushnet Subscription Price"), which shall be satisfied by the contribution by Acushnet to the Company of cash and/or other consideration of a value equal to the Acushnet Subscription Price (the “Acushnet Consideration”); and
(b)Myre agrees to subscribe for, and the Company agrees to issue and allot to Myre, fully paid and free from any Encumbrances, 3,000 ordinary Shares (the "Myre Subscription Shares") on Completion in consideration for a subscription price of USD 3,000 (the "Myre Subscription Price"), which shall be satisfied by the contribution by Myre to the Company of cash and/or other consideration of a value equal to the Myre Subscription Price (the “Myre Consideration”),
(the Acushnet Subscription Shares and Myre Subscription Shares together, the "Subscription Shares").
2.2Resultant shareholding
Immediately following Completion, the shareholding of the Company shall be as follows:
(a)Myre – 60%
(b)Acushnet – 40%
3.Completion
3.1Obligations of the parties on Completion
Completion shall take place virtually on the Completion Date when all of the following events shall occur (to the extent that they have not taken place prior to Completion):
(a)Acushnet shall:
(i)deliver to the Company an unconditional application in writing for the Acushnet Subscription Shares;
(ii)deliver to Myre a copy of the resolutions of the board of directors of Acushnet, certified as a true copy by a director of Acushnet, approving the entry into this Agreement and the transactions contemplated thereunder; and
(iii)deliver to the Company evidence that the Acushnet Consideration has been transferred by Acushnet to the Company.
(b)Myre shall:
(i)deliver to the Company an unconditional application in writing for the Myre Subscription Shares;
(ii)deliver to Acushnet a copy of the resolutions of the board of directors of Myre, certified as a true copy by a director or a secretary of Myre, approving

6

the entry into this Agreement and the transactions contemplated thereunder; and
(iii)deliver to the Company evidence that the Myre Consideration has been transferred by Myre to the Company.
(c)the Company shall:
(i)against the satisfaction of the obligations set out in Clause 3.1(a), allot and issue to Acushnet the Acushnet Subscription Shares, fully paid, procure the entry of Acushnet's name into the electronic register of members of the Company in respect of the Acushnet Subscription Shares and issue and deliver a share certificate in respect of the same to Acushnet;
(ii)against the satisfaction of the obligations set out in Clause 3.1(b), allot and issue to Myre the Myre Subscription Shares, fully paid, procure the entry of Myre’s name into the electronic register of members of the Company in respect of the Myre Subscription Shares and issue and deliver a share certificate in respect of the same to Myre;
(iii)deliver to each Shareholder a copy of the resolutions of the shareholder of the Company, certified as a true copy by a director or a secretary of the Company:
(A)disapplying any pre-emption rights of Acushnet (whether arising under the Constitution or otherwise) in relation to the issue of the Myre Subscription Shares;
(B)authorising the Board to allot and issue the Subscription Shares; and
(C)approving the adoption of the Constitution in the agreed form; and
(iv)deliver to each Shareholder a copy of the resolutions of the Board, certified as a true copy by a Director or a secretary of the Company, approving the following:
(A)the entry into this Agreement and the transactions contemplated thereunder;
(B)subject to the satisfaction of the Acushnet Subscription Price, the allotment and issue to Acushnet of the Acushnet Subscription Shares, recorded as fully paid;
(C)subject to the satisfaction of the Myre Subscription Price, the allotment and issue to Myre of the Myre Subscription Shares, recorded as fully paid;
(D)the entry of the Shareholders' names into the electronic register of members of the Company in respect of their respective Subscription Shares;
(E)the issue of share certificates to the Shareholders in respect of their respective Subscription Shares;
(F)the appointment of the persons nominated by Acushnet as the Acushnet Directors and the persons nominated by Myre as the Myre Directors; and

7

(G)the adoption of the Constitution in the agreed form.
3.2Non-performance of obligations on Completion
In the event that any Shareholder fails to take any steps required of him or otherwise fails to perform any obligations upon him under Clauses 3.1(a) or 3.1(b), without prejudice to the rights of the other Parties in respect of the enforcement of such Shareholder’s obligations or any other rights which the other Parties may have in respect of any such failure to perform such Shareholder’s obligations, the Shareholder concerned shall not be entitled to exercise any of its rights (but for the avoidance of doubt shall at all times remain subject to its obligations) under this Agreement until such time as it has complied in full with its obligations in connection with the completion of the matters referred to in Clauses 3.1(a) or 3.1(b).
4.Business
4.1The Business
(a)The Company shall carry on the Business in accordance with the provisions of this Agreement (including, without limitation, the business plan contemplated by Section 5.6(c)(i) of this Agreement).
(b)The Shareholders shall in good faith cooperate and collaborate on the operation of the Business in order to achieve mutual business objectives, including, without limitation, in relation to the sourcing of raw materials and components for the Products, the cost effectiveness and quality of such raw materials and components, the manufacturing operations and processes at the Footwear Factories, manufacturing costs and fees (including in relation to the cost of labor), equipment, staffing needs, production schedules, quality control standards, development initiatives, working standards, environmental, health and safety protocols and compliance with applicable laws and regulations.
(c)In respect of the operations of the Group and the Business, Myre shall:
(i)provide plant layout at the Footwear Factories for the manufacture and production of the Products;
(ii)identify all equipment needs and assist in the procurement of equipment for the manufacture and production of the Products at the Footwear Factories;
(iii)recruit and train operational management, production labor and support personnel for the manufacture and production of the Products at the Footwear Factories;
(iv)liaise with all relevant government agencies with respect to the manufacture and production of the Products at the Footwear Factories;
(v)provide support and guidance to the Group in the areas of infrastructure establishment and maintenance, real estate and building leasing, in-bound/out-bound customs clearance and administrative support;
(vi)make ongoing investments in the Footwear Factories as necessary and appropriate, in consultation with Acushnet, in order to pursue and maintain operational efficiencies; and
(vii)furnish such other services and assistance to the Group as may be required from time to time.
(d)In respect of the operations of the Group and the Business, Acushnet shall:

8

(i)assist in the selection and training of management personnel and administrative support for the Company as needed;
(ii)provide a worldwide market for the Products;
(iii)provide the Company with timely forecasts, specifications, orders and procedures for all Products to be exported; and
(iv)furnish such other services and assistance to the Group as may be required from time to time.
(e)Acushnet, and persons designated by Acushnet from time to time, shall have the sole and exclusive right to purchase and distribute, and to arrange for the sale and distribution, everywhere in the world, of all Products manufactured or produced at the Footwear Factories on such arrangements and terms as shall from time to time be agreed upon between the Company and Acushnet or persons designated by Acushnet.
(f)The Company shall cooperate and work with the Acushnet Group to implement internal control and accounting and reporting policies in support of the Acushnet Group’s obligation to comply with applicable U.S. and international laws and regulations, including, without limitation, applicable securities laws, the Sarbanes Oxley Act of 2002, the OECD’s Pillar 2 Initiative and resulting laws and regulations, and the application of U.S. generally accepted accounting principles.
(g)The Company shall cooperate and work with Acushnet to implement appropriate measures for transfer pricing in respect of the transactions involving the Company, such as the development of pricing models and guidelines and the completion of any annual documentation necessary to evidence the arms-length nature of all transactions.
4.2Compliance by the Company
Each Shareholder shall, to the extent within its power as a Shareholder, procure that the Company complies with its obligations under this Agreement.
4.3Intellectual property
All worldwide intellectual property, including patents, copyrights, trademarks, trade secrets and any other proprietary rights developed, created, conceived, or made by the Company (collectively, the "Intellectual Property"), shall be solely owned by, and vest in, Acushnet, Company, and any and all rights of Myre in and to such Intellectual Property shall be deemed automatically assigned to Acushnet Company by virtue of this Agreement, without the need for any further action.
5.Management and the Board
5.1Supervision by the Board
The Board shall have responsibility for the overall direction, supervision and management of the Group and the Business, subject to the Reserved Matters and the terms of this Agreement.
5.2Composition of the Board
(a)The Board shall consist of up to six (6) Directors.
(b)Acushnet shall be entitled to appoint three (3) Directors (the "Acushnet Directors").
(c)Myre shall be entitled to appoint three (3) Directors (the "Myre Directors").

9

(d)Acushnet shall be entitled to designate one of the Acushnet Directors as the Chairman of the Board.
5.3Appointment and removal of Directors
(a)Each Shareholder may remove a Director appointed by it and appoint a new Director in his place by notice to the Company and the other Shareholder. Any such removal or appointment shall take effect when the notice is given to the Company and the other Shareholder, unless the notice expressly states otherwise.
(b)No Shareholder shall be permitted to remove a Director not appointed by it.
5.4Board meetings
(a)Meetings of the Board shall be properly convened and held in-person in Singapore at least once each year.
(b)Each meeting of the Board shall be presided over by the Chairman of the Board. The Company Secretary shall act as secretary of each meeting of the Board, or if no such officer is present, the secretary of the meeting shall be designated by the Chairman of the Board.
(c)Upon a written request by the Chairman of the Board or any two (2) Directors, the Board shall convene a meeting at such time and at such place within Singapore as may be determined by the Board. Such written request shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any documents to be discussed at the meeting.
(d)No Board meeting shall be convened on less than five (5) Business Days' notice unless at least one (1) Acushnet Director and at least one (1) Myre Director approve a shorter notice period. Any notice of a Board meeting shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant documents to be reviewed and discussed at the meeting.
5.5Quorum at Board meetings
(a)The quorum for transacting business at any Board meeting shall be at least three (3) Directors, which shall include at least two (2) Acushnet Directors, including the Chairman of the Board. The Chairman of the Board must be physically present at the designated meeting location in Singapore for the purposes of establishing a quorum of a Board meeting.
(b)If a quorum is not present within thirty (30) minutes after the time appointed for the commencement of a Board meeting or if during a Board meeting a quorum ceases to be present, the meeting shall be adjourned to the same time and place on the same day in the next week (and in the event that such day is not a Business Day, the adjourned meeting shall be held on the following Business Day) or such other time and place agreed by the Board.
5.6Voting
(a)The Board shall, subject to Clause 5.6(c), decide on matters by simple majority vote. Each Director participating in a Board meeting shall have one (1) vote. The Chairman of the Board shall have a second or casting vote in the event of a voting deadlock.
(b)Subject to Clause 5.4(a), a resolution in writing circulated to all Directors and signed by all the Directors shall be as valid and effectual as if it had been passed at a Board meeting duly convened and constituted. Any such resolution may consist of several

10

documents in like form, each signed by one (1) or more Directors. The expressions "in writing" and "signed" include approval by electronic communication by any such Director.
(c)Each of the following matters shall require the approval of at least one (1) Acushnet Director:
(i)the determination, adoption and/or modification of the annual business plan, operating budget or capital expenditure budget of the Company;
(ii)the appointment or termination of the management of the Company;
(iii)any guarantee or indemnity with respect to the indebtedness of any other person, corporation, partnership or entity or any other arrangement pursuant to which the Company may become liable for the indebtedness of such other person, corporation, partnership or entity;
(iv)any other contract or agreement, other than contracts or agreements relating to the purchase of raw materials and the sale of finished goods entered into by the Company in the ordinary course of its business, under which a future commitment or the obligations of the Company may exceed One Hundred Thousand U.S. Dollars (USD $100,000) or its equivalent in any other currency in any Fiscal Year of the Company;
(v)any payment of interim dividend or recommendation to the Shareholders concerning payment of dividend or retention of profits;
(vi)any acquisition or disposition of land or premises;
(vii)any change in the facilities, locations or partnerships relating to the manufacture of the Products; and
(viii) any change to the size or scale of the Product manufacturing areas within the Footwear Factories.
(d)A Director who is in any way, directly or indirectly, personally interested in any proposed contract or other transaction involving the Company shall first declare the nature of his interest to the Directors before the Directors take any action with respect to such proposed contract or transaction and shall not vote thereon. A Director shall not be deemed to be interested in any contract or transaction simply because another party to such contract or transaction is a party to this Agreement, or an Affiliate of a party to this Agreement, or such contract or transaction involves a party to this Agreement directly or indirectly.
5.7Committees
The Board may constitute and delegate such of its powers as it sees fit to one or more committees of Directors. Any committee of the Board shall comply with to any regulations imposed on it by the Board.
5.8Remuneration
The Directors shall not be entitled to any remuneration in their capacity as directors of the Company, but the Shareholders shall procure that the Company shall pay the reasonable out-of-pocket expenses of the Directors incurred in connection with the carrying out of their duties as Directors.
5.9No liability for loss of office

11

In the event that a Director appointed by a Shareholder is removed from office in accordance with this Agreement, the appointing Shareholder shall procure that any such removal shall be without any liability to the Company or another Shareholder (in respect of fees, remuneration, wrongful or unfair dismissal, redundancy, compensation for loss of office or otherwise) and shall:
(a)deliver to the Company a signed written resignation from that person acknowledging that they have no claim whatsoever; and
(b)indemnify the other Shareholders and the Company on demand against all Losses that the other Shareholders or the Company may suffer or incur arising out of, or in connection with, the same.
5.10Information to appointing Shareholder
Subject to compliance with applicable laws, each Director shall be permitted to provide all board papers, minutes of meetings, agendas, notices and all other written and other information that is provided to him in his capacity as a Director to the Shareholder that appointed him to the Board in accordance with this Agreement, subject to such Shareholder keeping the information confidential in accordance with the provisions of Clause 16, and the Company hereby consents to each Director so providing such information.
6.Shareholding meetings
6.1Quorum
(a)No action shall be taken at any general meeting of the Company unless a quorum of Shareholders is present at the beginning of and throughout each general meeting. The quorum required for any and all general meetings of the Company shall be all the Shareholders, present personally or represented by a proxy, attorney or duly authorised representative, and any such proxy, attorney or duly authorised representative shall be counted for the purposes of constituting a quorum.
(b)If within fifteen (15) minutes of the time appointed for a general meeting a quorum is not present, the general meeting shall stand adjourned until the same time and place on the same day in the next week (and in the event that such day is not a Business Day, the adjourned general meeting shall be held on the following Business Day) or such other time and place agreed by the Shareholders.
(c)Shareholders may participate in a general meeting of the Company by means of telephone or video conference or other electronic communications equipment that allows all persons participating in the meeting to hear and speak to each other throughout the meeting. A Shareholder participating in the meeting in this manner shall be deemed to be present in person at the meeting and shall be counted in the quorum and entitled to vote.
6.2Voting
All matters put forth to the Shareholders at a general meeting of the Company for decision shall, unless otherwise required by the Companies Act, the Constitution or Clause 6.3, be decided by ordinary resolution of the Shareholders present at the general meeting.
6.3Reserved Matters
(a)The Company shall not, and the Shareholders shall procure that the Company shall not, take any of the actions listed in Schedule 1 (the "Reserved Matters") without the prior written approval of all the Shareholders.

12

(b)Approval of a Reserved Matter may be given by a Shareholder:
(i)in writing, signed by the Shareholder; or
(ii)by voting in favour of a separate and specific resolution of the Shareholders to approve the Reserved Matter (either at a general meeting of the Company or in writing).
7.Information and access
7.1Accounts
The Company shall:
(a)deliver to each Shareholder:
(i)within six (6) months of the end of the Fiscal Year to which they relate, audited annual statutory financial statements for the Company;
(ii)within fifteen (15) days of the end of each quarter, the unaudited management financial information for the Company set out in Part 1 of Schedule 3 (which may be amended from time to time as the parties may mutually agree in writing) made up to and as at the end of the quarter, prepared in accordance with the Singapore Financial Reporting Standards (SFRS); and
(iii)within fifteen (15) days of the end of each month, the unaudited management financial information for the Company set out in Part 2 of Schedule 3 (which may be amended from time to time as the parties may mutually agree in writing) made up to and as at the end of the month, prepared in accordance with the Singapore Financial Reporting Standards (SFRS); and
(b)provide each Shareholder access, during normal business hours, to the officers, employees, auditors, records and premises of the Group as that Shareholder may reasonably require to keep it properly informed about the business and affairs of the Group and generally to protect its interests as a shareholder of the Company.
7.2Access to factories
Myre shall cause the Footwear Factories to provide Acushnet and its representatives access, during normal business hours, to:
(a)the Footwear Factories, in order to inspect and monitor the production of the Products, including the inspection and monitoring of the manufacturing operations, equipment, processes and quality control measures; and
(b)the books and records (including, without limitation, financial records) of the Footwear Factories relating to the manufacturing operations of the Products, including details of the composition of factory processing fees and other costs allocated to the Company.
Acushnet may make reasonable modifications to the manufacturing operations, equipment, processes and quality control measures at the Footwear Factories as may be necessary or appropriate to ensure the quality output of production of the Products.
8.Financing
Following Completion, all capital requirements of the Group exceeding the Group’s own resources from time to time shall be met by:

13

(a)the Shareholders making cash contributions to the Company (which may be in the form of equity or by way of shareholder loan as determined by the Board); and/or
(b)subject to the approval requirements in Schedule 1, loans and/or other credit facilities from banks, other financial institutions and/or other third parties to satisfy the funding requirements of the Group on such commercial terms available as to interest, repayment and security compatible with its needs and in line with market terms.
9.Distribution policy
Any distribution in cash or in specie, in the form of dividend or by repayment of shareholder loans and whether out of revenue, profits, capital profits or capital reserves made by the Company, shall be determined and approved by the Board, taking into account the financial results of the Company and of the Group and their future needs, and shall be made in accordance with the Constitution and all applicable laws.
10.Issue of shares
10.1Pre-emption right
Save and except for an issue of Shares pursuant to the listing of the Company on a securities exchange or pursuant to any management share incentive plan, any issuance of new Shares (or securities or instruments convertible into Shares) shall before issue be offered for subscription in the first instance to the Shareholders in (as nearly as may be) their respective Shareholding Percentages.
10.2Failure to exercise pre-emption right
Any Shares (or securities or instruments convertible into Shares) offered to the Shareholders pursuant to Clause 10.1 which are not subscribed for by a Shareholder after fourteen (14) days of the offer may then be offered to the other Shareholder who has accepted such offer in proportion to their respective Shareholding Percentages as between themselves, for another fourteen (14) day period, at the same price and on the same terms as such Shares (or securities or instruments convertible into Shares) were offered originally. Any Shares (or securities or instruments convertible into Shares) not subscribed for by such Shareholder may then be offered to third parties at a price and on terms no more favourable to such subscribers than those offered to the Shareholders.
10.3Deed of Adherence
In the event of an issuance of Shares, except in the case of an issuance to an existing Shareholder, the Company shall procure that the relevant subscriber enters into a Deed of Adherence that has been acknowledged in writing by the Company.
11.Transfers of shares
11.1Neither Shareholder may sell, assign, transfer, mortgage, pledge or otherwise encumber or convey any of its Shares unless such transaction is approved by the Board, which shall include the approval of all the Directors appointed by the other Shareholder, which consent may be withheld in the sole discretion of such Directors (subject to their fiduciary duties under applicable law).
11.2Terms of transfers
Any transfer of Shares shall be on terms that those Shares:
(a)are transferred with full legal and beneficial title free from all Encumbrances; and

14

(b)are transferred with the benefit of all rights attaching to them as at the date of the agreement to sell or transfer the Shares.
11.3Deed of Adherence
In the event of a Share transfer in accordance with this Clause 11, except in the case of a transfer to an existing Shareholder, the transferring Shareholder shall procure that the relevant transferee enters into a Deed of Adherence that has been acknowledged in writing by the Company.
11.4Share certificates
The Board shall cause the share certificates representing Shares of the Company to bear a legend making reference to the restrictions on transfer set forth in this Clause 11.
11.5Subject to applicable law, no Shareholder shall be subject to a compulsory buyout of its Shares by the other Shareholder.
12.Events of default
12.1Events of Default
An "Event of Default" shall occur in respect of a Shareholder (the "Defaulting Shareholder") if the Defaulting Shareholder:
(a)is subject to a change of Control without the prior written approval of the other Shareholder (provided, however that a change of Control of Acushnet shall not be deemed to have occurred in the event of a change of Control of Acushnet Holdings, unless the transaction results in Control of Acushnet by a person or entity outside of the Acushnet Group);
(b)is subject to an Insolvency Event; or
(c)is in material or persistent breach of this Agreement.
12.2Default Notice
(a)If an Event of Default occurs, the Defaulting Shareholder shall immediately notify the Company and the other Shareholder (the "Non-Defaulting Shareholder").
(b)If an Event of Default has occurred and, if capable of remedy, has not been remedied within ten (10) Business Days of a notice to the Defaulting Shareholder requiring it to remedy the Event of Default, any Non-Defaulting Shareholder may deliver a notice to each other party (a "Default Notice").
12.3Suspension of Defaulting Shareholder's rights
Upon delivery of a Default Notice:
(a)all rights (but not obligations) of the Defaulting Shareholder under this Agreement shall automatically be suspended;
(b)the Defaulting Shareholder's approval shall not be required for any Reserved Matter;
(c)the Defaulting Shareholder shall not be entitled to receive notice of or to vote at a meeting of the Shareholders and the quorum for a meeting of the Shareholders shall not require the attendance of the Defaulting Shareholder;
(d)the Directors appointed by the Defaulting Shareholder shall not be entitled to receive notice of or to vote at a meeting of the Board, any committee to which they are

15

appointed, and the quorum for those meetings shall not require the attendance of any such Directors;
(e)the Defaulting Shareholder shall not be entitled to receive, and the Company shall hold as trustee, all dividends, distributions, principal and interest payable in respect of its Shares until such time as the Board (acting reasonably) considers that the Defaulting Shareholder is no longer in default; and
(f)the Non-Defaulting Shareholder shall have the right to terminate this Agreement forthwith by giving written notice to the Defaulting Shareholder.
13.Restrictive covenants
13.1Restrictions
Each Shareholder covenants with the other Shareholder and the Company and each other Group Company that, except with the consent in writing of the other Shareholder, for so long as it, or any Affiliate of it, remains a member of the Company, and for a period of three (3) years after the date on which it or any Affiliate of it ceases to be a member, it will not (and will procure that each of its Affiliates will not), either on its own account or in conjunction with or on behalf of any other person, and will not attempt to:
(a)canvass, solicit or approach or cause to be canvassed, solicited or approached any person who is a client, customer, representative or agent of any Group Company for the purpose of offering to that person goods or services that are of the same type as or similar to any goods or services supplied by any Group Company;
(b)interfere or seek to interfere with the continuance of supplies or services to any Group Company from any person who is a supplier to any Group Company; or
(c)solicit or entice away or attempt to solicit or entice away from any Group Company, any person who is at that time employed by such Group Company in a managerial, supervisory, technical or sales capacity, or engaged by such Group Company as a consultant (whether or not that person would commit a breach of contract by reason of leaving the employment or engagement).
13.2Severance
Each of the restrictions contained in Clause 13.1 is separate and severable and in the event of any such restriction being determined to be unenforceable in whole or in part for any reason, that unenforceability shall not affect the enforceability of the remaining restrictions or (in the case of restrictions unenforceable in part) the remainder of that restriction.
13.3Modification of restrictions
While the restrictions contained in this Clause 13 are considered by the Shareholders to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of those restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with those modifications that may be necessary to make it valid and effective.
13.4Restrictions on Affiliates

16

Each Shareholder shall procure that each of its Affiliates shall be bound by and observe the provisions of this Clause 13 as if they were parties covenanting with the other Shareholders in the same terms.
14.Warranties
14.1Warranties by all Shareholders
Each of the Shareholders warrants to the other Shareholders that, as at the date of this Agreement:
(a)it has been duly incorporated and is validly existing and in good standing under the jurisdiction of its incorporation;
(b)it has obtained all corporate authorisations required to empower it to enter into this Agreement and to perform its obligations under it in accordance with its terms;
(c)neither the entry into this Agreement nor the implementation of the transactions contemplated by this Agreement by it will:
(i)violate or conflict with the provisions of its constitutional documents;
(ii)to its knowledge, amount to a violation or breach of any applicable law or regulation in any relevant jurisdiction;
(iii)amount to a violation or default with respect to any relevant order, decree or judgment of any court or any competent authority in any jurisdiction to which it is a party or by which it is bound; or
(iv)result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound, which breach or default is material in the context of the transactions contemplated by this Agreement;
(d)this Agreement constitutes (or will on execution constitute) valid and legally binding obligations of the Shareholder; and
(e)no Insolvency Event has occurred in respect of that Shareholder.
15.Term and termination
15.1Termination
This Agreement can be terminated only in accordance with the following provisions of this Clause 15.
15.2Termination events
This Agreement shall terminate:
(a)upon the Non-Defaulting Shareholder terminating this Agreement in accordance with the provisions of Clause 12.3(f);
(b)upon a party terminating this Agreement in accordance with the provisions of Clause 31.3;
(c)at any time if all Shareholders agree in writing;
(d)automatically on the first date upon which all of the Shares are owned by one Shareholder; and

17

(e)at the election of either Shareholder by giving not less than eighteen (18) months’ prior written notice to the other parties, which notice shall specify the date (which shall not be less than eighteen (18) months after the date of such notice) such termination shall be effective.
15.3Effect of termination
(a)In the event of termination of this Agreement, the parties shall cooperate in good faith and use all reasonable efforts to (i) arrange for an orderly transition of the Business, (ii)  maintain a consistent flow of Products to the Acushnet Group and their designated distributors, (iii) minimize the cost of terminating this Agreement, and (iv) arrange for the winding up or transition of the Business with the intention that the equity investments of the parties in the Company shall be preserved to the greatest extent possible and distributed or otherwise made available to the parties upon any such termination.
(b)Termination of this Agreement shall not:
(i)relieve any party from any liability or obligation for any matter, undertaking or condition that has not been done, observed or performed by that party before the termination of this Agreement;
(ii)affect the Surviving Provisions which shall remain in full force and effect and continue to bind the parties; or
(iii)affect the parties' accrued rights and obligations at the date of the event.
16.Confidentiality and announcements
16.1Confidentiality obligation
(a)Subject to Clause 16.1(b), during the term of this Agreement and after termination or expiration of this Agreement for any reason whatsoever, each party shall, and shall procure that each of its Affiliates shall:
(i)keep the Confidential Information confidential; and
(ii)not use the Confidential Information for any purpose other than exercising its rights and performing its obligations under this Agreement.
(b)The obligations contained in Clause 16.1(a) shall not apply to any disclosure of Confidential Information:
(i)that is expressly consented to in writing by the party to which the Confidential Information relates;
(ii)that is required to be disclosed by applicable laws or regulations, provided that, to the extent permitted by applicable laws or regulations, the party making the communication will consult with the other parties in advance as to the form, content and timing of the communication;
(iii)that has previously become publicly available other than through breach of this Agreement;
(iv)that was already known to a party (without any obligation of secrecy);
(v)that subsequently comes lawfully into the possession of a party from a third party (without any obligation of secrecy);

18

(vi)by a party to:
(A)any of its Affiliates, or its or its Affiliates' directors, officers and employees; and
(B)any professional adviser, financial adviser, technical adviser, legal adviser, banker, financier, consultant, sponsor, broker, credit rating agency, insurer, re-insurer, underwriter or auditor of that party, who in each case reasonably needs to know the information and provided that that party procures their compliance with this Clause 16;
(vii)to any bona fide potential third party purchaser of some or all of a Shareholder's Shares and the purchaser's professional advisers, financiers, insurers and re-insurers, provided that:
(A)the disclosure is only to the extent that any such persons need to know the information for the purpose of considering, evaluating, advising on or furthering the potential purchase;
(B)before disclosure, the potential purchaser executes a confidentiality undertaking for the benefit of the Company in respect of the information to be provided, on terms at least as strict in all material respects as contained in this Clause 16; and
(C)no Confidential Information that would be prejudicial to the commercial interests of the Company is disclosed;
(viii)that is made by a Shareholder to any investors in, or trustee, manager or adviser of, any fund of which that Shareholder is an Affiliate of or the trustee, manager or adviser or an investor (as the case may be), provided that each such person is bound to the Shareholder by a duty of confidence that applies to any information disclosed; or
(ix)in an announcement made in accordance with Clause 16.2.
16.2Announcements
No disclosure or announcement relating to the existence, terms or subject matter of this Agreement shall be made or issued by or on behalf of any party without the prior written approval of the other parties provided that these restrictions shall not apply to any disclosure or announcement if and to the extent required by any applicable law, any securities exchange, any court of competent jurisdiction, any governmental, official or regulatory authority or any binding judgment, order or requirement of any other competent authority.
17.Conflict with the Constitution
If there is any conflict, ambiguity or inconsistency between this Agreement and the provisions of the Constitution, the Shareholders:
(a)agree that, as between themselves and for so long as this Agreement remains in force but not so as to amend the Constitution, this Agreement shall prevail; and
(b)shall exercise all voting and other rights and powers available to them to give effect to this Agreement.
18.Remedies
18.1Rights cumulative

19

The rights and remedies of each party under this Agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights and remedies provided by law.
18.2Equitable relief
Without prejudice to any other rights or remedies that a party may have, the parties acknowledge and agree that damages would not be an adequate remedy for any breach of this Agreement and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under those clauses.
19.No partnership or agency
Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between any of the parties nor, except as may be expressly set out in it, constitute any party the agent of the others for any purpose.
20.Continuing effect
Each provision of this Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.
21.Further assurances
Each party agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) any further documents, that may be required by law or as another party may reasonably require to implement and/or give effect to this Agreement and the transactions contemplated by this Agreement.
22.Variation, waiver and consent
22.1Variation and waiver to be in writing
No variation or waiver of any provision or condition of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).
22.2No general variation or waiver
Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement shall constitute a general variation or waiver of any provision or condition of this Agreement, nor shall it affect any rights, obligations or liabilities under this Agreement that have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.
22.3Consents to be in writing
Any consent granted under this Agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.
23.Entire agreement
This Agreement represents the whole and only agreement between the parties in relation to its subject matter and supersedes any previous agreement (whether written or oral) between the parties in relation to its subject matter.

20

24.Notices
24.1Service of notices
Save as otherwise provided in this Agreement, any notice, demand or other communication ("Notice") to be given by any party under, or in connection with, this Agreement shall be in writing (which shall include text transmitted by e-mail) and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by e-mail to the e-mail address set out in Clause 24.3 or by international courier (whether local or international) or by hand to the address set out in Clause 24.3, and in each case marked for the attention of the relevant party set out in Clause 24.3 (or as otherwise notified from time to time in accordance with this Clause 24).
24.2Deemed service
Any Notice so served shall be deemed to have been duly given or made (and duly received by the addressee) as follows
(a) in case of delivery by hand, when hand delivered to the other party;
(b)when delivered by courier, on the second business day after deposit with an overnight delivery service, postage prepaid, with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or
(c)for electronic mail notification with return receipt requested, upon the obtaining of a valid return receipt from the recipient.
24.3Address details
The addresses and e-mail addresses of the Parties for the purpose of this Clause 24 are as follows:
(a)Acushnet
Address:
c/o Acushnet Company
333 Bridge Street
Fairhaven, MA 02719
Attention: Legal Department
E-mail:
For the attention of: Tessa Judge, Exec. VP, Chief Legal Officer
(b)Myre
Address:
c/o 12th Floor, No. 189, Yongfu Road Section 1
Central and Western District
Tainan
Taiwan
E-mail:
For the attention of: Ya-Yueh Su
(c)Company

21

Address:

7 Changi South Street 2, #02-01
Xilin Districentre C
Singapore 486415
E-mail:
For the attention of: Michelle Yee
24.4Change of address details
A party may notify all other parties of a change to its name, relevant addressee, address or e-mail address for the purposes of this Clause 24, provided that such notice shall only be effective on:
(a)the date specified in the notification as the date on which the change is to take place; or
(b)if no date is specified or the date specified is less than three (3) Business Days after the date on which notice is given, the date following three (3) Business Days after notice of any change has been given.
24.5Proving service
In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the email transmission was made, as the case may be.
25.Costs
Each of the parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement.
26.Third party rights
Save that any Group Company may enforce the terms of this Agreement, the Contracts (Rights of Third Parties) Act 2001 does not apply to this Agreement and no person who is not a party to this Agreement may enforce any provision of it.
27.Severability
(a)Each provision of this Agreement is severable and distinct from the others. If any provision of this Agreement is or becomes invalid, unenforceable or illegal, that provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but the remaining provisions of this Agreement shall continue in full force and effect to the fullest extent permitted by law.
(b)Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable and the provision in question shall apply with any modification that may be necessary to make it valid or enforceable.
28.Assignment
No party shall be entitled to transfer, assign, mortgage, charge, declare a trust of, sub-contract or deal in any other manner with any or all of its rights or obligations under this Agreement in

22

whole or in part. Any purported assignment or other dealing in breach of the foregoing shall be void and of no effect. Notwithstanding the foregoing, (i) Acushnet may assign its rights and obligations set forth in this Agreement to any purchaser or successor to all or substantially all of the FootJoy footwear business of the Acushnet Group and (ii) Myre may assign its rights and obligations set forth in this Agreement to any purchaser or successor to all or substantially all of its FootJoy footwear business, in each case, subject to the prior written consent of the other Shareholder, which shall not be unreasonably withheld or delayed.
29.Counterparts
This Agreement may be executed in any number of counterparts and by the parties on separate counterparts and each such counterpart shall constitute an original of this Agreement but all of which together constitute one (1) and the same instrument. Each counterpart may be signed and executed by the parties and transmitted by e-mail or other electronic transmission and shall be as valid and effectual as if executed as an original.
30.Governing law and dispute resolution
30.1Governing law
The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of Singapore.
30.2Dispute resolution
Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be English.
31.Force majeure
31.1No liability for failure to perform
None of the parties shall be liable for failure to perform its obligations under this Agreement when such failure is due to fire, flood, earthquake, strikes, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, riots, insurrections, or any other causes beyond the control of the parties (each a "Force Majeure Event").
31.2Restoration of position
If, as a result of legislation or governmental action, any of the parties are precluded from receiving any benefit to which such party is entitled under this Agreement, the parties shall review the terms of this Agreement and use their best efforts to restore such party to the same relative position as previously obtained under this Agreement.
31.3Right to terminate
If a Force Majeure Event continues for more than six (6) months which denies any party the substantial benefit of this Agreement, then such party may terminate this Agreement.

23

Schedule 1
Reserved Matters
1.Constitution: Any amendment to the Constitution or other constitutional documents of any Group Company.
2.Shareholders’ Agreement: Any amendment to this Agreement.
3.Rights of Shares: Any variation of any rights attaching to any shares in the capital of any Group Company.
4.Share capital: Any change in the issued share capital of any Group Company (including any issuance, redemption, buy-back, reorganisation, consolidation, sub-division, cancellation or conversion of any securities of any Group Company) or the creation of any options or rights to subscribe for, acquire or convert any instrument into, securities of any Group Company.
5.Directors: Any change to the maximum number of Directors and any matter relating to the remuneration, benefit or welfare for Directors.
6.Domicile: Any change to the domicile or residence of any Group Company.
7.Auditors: The appointment (other than the reappointment of existing auditors) or removal of the auditors of any Group Company.
8.Company name: Any change to the name or trading name of any Group Company.
9.Business: Any change in the nature or scope of the Business.
10.Subsidiaries: The incorporation or formation of any direct or indirect subsidiary of the Company or the investment into any corporation, partnership, or other business entity.
11.Joint ventures: The participation in, or termination of any participation in, by any Group Company of any partnership, profit sharing arrangement or joint venture.
12.Disposal of assets: Any arrangement for the disposal by any Group Company of the whole or substantially the whole of its assets or undertaking.
13.Pledge of assets: Any charge, pledge or mortgage of the assets of any Group Company.
14.Material arrangements: The entry into, amendment, assignment or termination by any Group Company of any contract of a long term, onerous or unusual nature, or the assumption of any liability otherwise than in the ordinary course of business.
15.Suppliers: The entry into, amendment, assignment or termination by any Group Company of any contract or commitment with any supplier of raw materials or component parts for the Products.
16.Loans: The making of any loan by any Group Company or the renewal or extension of any existing loans by any Group Company.
17.Guarantees and indemnities: The giving by any Group Company of any guarantee or indemnity, other than to, or for the benefit of, another Group Company.
18.Related party transactions: The entry into, amendment, assignment or termination by any Group Company into any transaction with a Shareholder or its Affiliates.

24

19.Accounting reference date: Any alteration of any Group Company's accounting reference date other than as required by applicable laws or applicable accounting standards or as recommended by the Group Company's auditors.
20.Litigation: The commencement or discontinuation by any Group Company of the prosecution or defence of, or settlement of, any litigation or arbitration proceedings or claim (except in respect of debt collection in the ordinary course of business).
21.Winding up or dissolution: The taking of any steps in connection with the reorganization, amalgamation, winding up or dissolution of any Group Company, except in accordance with the provisions of this Agreement.

25

Schedule 2
Deed of Adherence
THIS DEED is made on [insert date]
BY [insert name] of [insert address] (the "New Shareholder")
WHEREAS:
A.On [insert date], Acushnet Cayman Limited, Myre Overseas Corp. and ACL FootJoy Pte. Ltd. (the "Company") entered into a shareholders' agreement governing their relationship as shareholders in the Company (such agreement as amended, supplemented or novated from time to time, the "Shareholders' Agreement").
B.The New Shareholder proposes to [acquire]/[subscribe for] [insert number] shares in the capital of the Company (the "Acquired Shares") [from [insert name of transferring shareholder] (the "Transferring Shareholder")].
C.This Deed is entered into in compliance with Clause 11.3 of the Shareholders' Agreement.
NOW THIS DEED WITNESSES as follows:
1.Capitalised terms used in this Deed but not defined have the same meaning as in the Shareholders' Agreement.
2.The New Shareholder undertakes to:
(a)the parties to the Shareholders' Agreement as at the date of the Shareholders' Agreement; and
(b)any other person or persons who have or may become parties to the Shareholders' Agreement, to be bound by and comply in all respects with the Shareholders' Agreement, and to assume the benefits of the Shareholders' Agreement, as if the New Shareholder had executed the Shareholders' Agreement as a Shareholder and was named as a party to it in respect of the Acquired Shares.
3.The New Shareholder warrants and undertakes to the Company and to the other Shareholder(s) in the terms set out in Clause 14.1 (Warranties by all Shareholders) of the Shareholders' Agreement, but so that those warranties shall be deemed to be given on the date of this Deed and shall be deemed to refer to this Deed as well as the Shareholders' Agreement.
4.The New Shareholder's details for the purpose of Clause 24 (Notices) of the Shareholders' Agreement are as follows:
Address:        [insert address]
E-mail:            [insert e-mail address]
For the attention of    [insert name]

26

5.The construction, validity and performance of this Deed and all non-contractual obligations arising from or connected with this Deed shall be governed by the laws of Singapore.
6.The provisions of Clause 30.2 (Dispute resolution) of the Shareholders' Agreement shall apply to this Deed.

27

IN WITNESS WHEREOF this Deed has been duly executed and delivered on the day and year first above written.

Executed and Delivered as a deed by             )
[Name of New Shareholder]                )
in the presence of:                    )     ____________________________
Director
______________________________
Witness
Name:

OR

Signed, Sealed and Delivered as a deed by         )
[Name of New Shareholder]                )
in the presence of:                    )    ____________________________

______________________________
Witness
Name:

28

Schedule 3
Management Financial Information
[Omitted]

29

IN WITNESS WHEREOF this Agreement has been executed as a deed and is intended to be and is hereby delivered on the date first above written

Signed, Sealed and Delivered as a deed by     )
Acushnet Cayman Limited            )
in the presence of:                )    /s/ Christopher Lindner
                                Name: Christopher Lindner
                                Title: Director
/s/ Marianne Silva
Witness Name: Marianne Silva
Witness Title: Executive Assistant

30

Signed, Sealed and Delivered as a deed by     )
Myre Overseas Corp.                )
in the presence of:                )    /s/ Chang-Shong Su
                                Name: Chang-Shong Su
                                Title: Director
/s/ Chia-Hsin Hsu
Witness Name: Chia-Hsin Hsu
Witness Title: Director

31

Executed and Delivered as a deed by         )
ACL FootJoy Pte. Ltd.                )
in the presence of:                )    /s/ Yee Soot Pin
                                Name: Yee Soot Pin
                                Title: Director
/s/ Bernice Lam
Witness Name: Bernice Lam
Witness Title: HR Manager

32